Exhibit 4.2

SECOND AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

dated as of

August 22, 2016

among

CAPSTAR FINANCIAL HOLDINGS, INC.,

CAPSTAR BANK,

CORSAIR III FINANCIAL SERVICES CAPITAL PARTNERS, L.P.,

CORSAIR III FINANCIAL SERVICES OFFSHORE 892 PARTNERS, L.P.,

NORTH DAKOTA INVESTORS, LLC

and

CERTAIN OTHER PERSONS NAMED HEREIN

TABLE OF CONTENTS

		Page

ARTICLE 1
Definitions

SECTION 1.01.	Definitions	2
SECTION 1.02.	Other Definitional and Interpretative Provisions	6

ARTICLE 2
Corporate Governance

SECTION 2.01.	Board Nominee	6
SECTION 2.02.	Vacancy	7
SECTION 2.03.	Meetings	7
SECTION 2.04.	Initial Public Offering	7

ARTICLE 3
[reserved]

ARTICLE 4
Registration Rights

SECTION 4.01.	Registration Rights	7
SECTION 4.02.	Piggyback Registration	11
SECTION 4.03.	Lock-up Agreements	12
SECTION 4.04.	Registration Procedures And Related Matters	12
SECTION 4.05.	Other Indemnification	12
SECTION 4.06.	Cooperation By the Holding Company	13
SECTION 4.07.	No Transfer Of Registration Rights	13

ARTICLE 5
Certain Covenants and Agreements

SECTION 5.01.	Reports	13
SECTION 5.02.	Limitations on Subsequent Registration Rights	13
SECTION 5.03.	Joinder to Shareholder Agreement	14

ARTICLE 6
Miscellaneous

SECTION 6.01.	Binding Effect; Assignability; Benefit	14
SECTION 6.02.	Notices	14
SECTION 6.03.	Waiver; Amendment; Termination	15
SECTION 6.04.	Fees and Expenses	16
SECTION 6.05.	Governing Law	16
SECTION 6.06.	Jurisdiction	16
SECTION 6.07.	WAIVER OF JURY TRIAL	16
SECTION 6.08.	Specific Enforcement	17

SECTION 6.09.	Counterparts; Effectiveness	17
SECTION 6.10.	Entire Agreement	17
SECTION 6.11.	Severability	17

Schedule 1	Initial Common Stock Ownership

Exhibit A	Registration Rights
Exhibit B	Joinder Agreement

ii

SECOND AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

SECOND AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT (this “Agreement”) dated as of August 22, 2016 among (i) CapStar Financial Holdings, Inc., a Tennessee corporation (the “Holding Company”), (ii) CapStar Bank, a Tennessee commercial bank (the “Bank”), (iii) Corsair III Financial Services Capital Partners, L.P., a Delaware limited partnership, and Corsair III Financial Services Offshore 892 Partners, L.P., a Cayman exempted limited partnership (each, a “Corsair Fund” and, collectively, the “Corsair Funds”), (iv) North Dakota Investors, LLC, a Delaware limited liability company (“Newco” and, together with the Corsair Funds, the “Corsair Investors”) and (v) certain other Persons listed on the signature pages hereof (the “Other Shareholders”). “Corsair Investors” shall mean, if such entities or persons shall have Transferred any of their “Holding Company Securities” to any of their respective “Corsair Investor Transferees” (as such terms are defined below), such entities or persons and such transferees, taken together, and any right, obligation or action that may be exercised or taken at the election of such entities or persons may be taken at the election of such entities or persons and such transferees.

WITNESSETH:

WHEREAS, pursuant to the Subscription Agreements, certain parties hereto acquired securities of the Bank;

WHEREAS, the Bank, the Corsair Investors and the other Shareholders entered into that certain Shareholders’ Agreement dated June 2008 (the “Original Shareholders’ Agreement”), to govern certain of their rights, duties and obligations after consummation of the transactions contemplated by the Subscription Agreements;

WHEREAS, the Original Shareholders’ Agreement was amended and restated by the Amended and Restated Shareholders Agreement dated as of February 5, 2016 (the “Amended and Restated Shareholders Agreement”), and the Holding Company, the Bank and the Shareholders (as defined below) desire to further amend and restate the Amended and Restated Shareholders’ Agreement as set forth in this Agreement; and

WHEREAS, at the date hereof, each of the Corsair Investors and the Other Shareholders is the holder of the number of Holding Company Securities (as defined below) set forth opposite such person’s name on Schedule 1 hereto;

NOW, THEREFORE, in consideration of the covenants and agreements contained herein and in the Subscription Agreements, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, provided that no securityholder of the Holding Company shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Holding Company. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Ownership” means, with respect to any Shareholder or group of Shareholders, and with respect to any class of Holding Company Securities, the total amount of such class of Holding Company Securities “beneficially owned” (as such term is defined in Rule 13d-3 of the Exchange Act) (without duplication) by such Shareholder or group of Shareholders as of the date of such calculation, calculated on a Fully-Diluted basis.

“Board” means the board of directors of the Bank or the Holding Company, as applicable.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in Tennessee are authorized by law to close.

“Bylaws” means the Bylaws of the Bank and the Holding Company, as amended from time to time.

“Change of Control” means such time as any “person” (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), acquires, directly or indirectly, by virtue of the consummation of any purchase, merger or other combination, securities of the Holding Company representing more than 51% of the combined voting power of the Holding Company’s then outstanding voting securities with respect to matters submitted to a vote of the stockholders generally.

“Charter” means the Charter of the Holding Company, as the same may be amended from time to time.

“Closing Date” means August 22, 2016.

“Common Shares” means shares of Common Stock.

“Common Stock” means the Voting Common Stock and the Non-Voting Common Stock.

“Corsair Investor Transferee” means (i) any other Corsair Investor, (ii) any general or limited partner of any Corsair Investor (a “Corsair Investor Partner”), and any corporation, limited liability company, partnership or other entity that is an Affiliate of any Corsair Investor (collectively, “Corsair Investor Affiliates”), (iii) any managing director, general partner, limited partner, officer or employee of any Corsair Investor or any Corsair Investor Affiliate, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (iii) (collectively, “Corsair Investor Associates”) or (iv) any trust the beneficiaries of which, or any corporation, limited liability company or partnership the stockholders, members or general or limited partners of which, include only such Corsair Investor, such Corsair Investor Affiliates, such Corsair Investor Associates, their spouses or their lineal descendants, including adopted children.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exit Event” means any of the following: (i) a Change of Control; or (ii) a Transfer by the Corsair Funds of more than 75% of the Holding Company Securities owned by them as of February 5, 2016, to any other Person or Persons (other than Corsair Investor Transferees).

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Fully-Diluted” means, with respect to any class of Holding Company Securities, all outstanding shares of such class and all shares issuable in respect of securities convertible into or exchangeable for shares of such class, all stock appreciation rights, options, warrants and other rights to purchase or subscribe for such Holding Company Securities or securities convertible into or exchangeable for such Holding Company Securities, provided that, if any of the foregoing stock appreciation rights, options, warrants or other rights to purchase or subscribe for such Holding Company Securities are subject to vesting, the Holding Company Securities subject to vesting shall be included in the definition of “Fully-Diluted” only upon and to the extent of such vesting.

“Holding Company Securities” means (i) the Common Stock and Preferred Stock, (ii) securities convertible into or exchangeable for Common Stock and/or Preferred Stock, (iii) any other equity or equity-linked security issued by the Holding Company and (iv) options, warrants or other rights to acquire Common Stock, Preferred Stock or any other equity or equity-linked security issued by the Holding Company.

“Non-Voting Common Stock” means the non-voting common stock, par value $1.00 per share, of the Holding Company and any stock into which such common stock may thereafter be converted or changed (other than Voting Common Stock).

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Shares” means shares of Preferred Stock.

“Preferred Stock” means the Series A Nonvoting Noncumulative Perpetual Convertible Preferred Stock, par value $1.00 per share, of the Holding Company.

“Public Offering” means an underwritten public offering of Registrable Securities of the Holding Company pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

“Registrable Securities” means, at any time, any Shares, any securities issued or issuable in respect of such Shares by way of conversion, exchange, stock dividend, split or combination, recapitalization, merger, consolidation, other reorganization or otherwise until (i) a registration statement covering such Shares has been declared effective by the SEC and such Shares have been disposed of pursuant to such effective registration statement, (ii) for any single Shareholder, all of such Shareholder’s Shares are eligible to be sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, or (iii) such Shares are otherwise Transferred, the Holding Company has delivered a new certificate or other evidence of ownership for such Shares not bearing the legend required pursuant to this Agreement and such Shares may be resold without subsequent registration under the Securities Act.

“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Bank or Holding Company (including all salaries and expenses of their officers and employees performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for the Bank and Holding Company and customary fees and expenses for independent certified public accountants retained by the Bank or Holding Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to paragraph 1(h) of Annex A), (vii) reasonable fees and expenses of any special experts retained by the Bank or Holding Company in connection with such registration, (viii) reasonable fees, out-of-pocket costs and expenses of the Shareholders, including one counsel for all of the Shareholders participating in the offering selected (A) by the Corsair Investors, in the case of any offering in which the Corsair Investors participate, or (B) in any other case, by the Shareholders holding the majority of the Registrable Securities to be sold for the account of all Shareholders in the offering, (ix) fees and expenses in connection with any review by FINRA of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, (xiv) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies and (xv) all out-of-pocket costs and expenses incurred by the Bank or Holding Company or their appropriate officers in connection with their compliance with paragraph 1(m) of Annex A.

“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means Common Shares and Preferred Shares.

“Shareholder” means at any time, any Person (other than the Bank or the Holding Company) who shall then be a party to or bound by this Agreement, so long as such Person shall “beneficially own” (as such term is defined in Rule 13d-3 of the Exchange Act) any Holding Company Securities.

“Subscription Agreements” means the agreements pursuant to which the securities of the Bank were purchased or otherwise acquired by the Shareholders.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Transfer” means, with respect to any Holding Company Securities, (i) when used as a verb, to sell, assign, dispose of, exchange or otherwise transfer such Holding Company Securities and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange or other transfer of such Holding Company Securities.

“Voting Common Stock” means the common stock, par value $1.00 per share, of the Holding Company and any stock into which such common stock may thereafter be converted or changed.

“WKSI” means a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Holding Company	Preamble
Corsair Funds	Preamble
Corsair Investors	Preamble
Corsair Nominee	2.01(a)
Damages	Annex A
Demand Registration	4.01(a)
Form S-3	4.01(a)
Holding Company	Preamble
Indemnified Party	Annex A
Indemnifying Party	Annex A
Initiating Shareholders	4.01(e)
Inspectors	Annex A

Lock-Up Period	4.03
Maximum Offering Size	4.01(h)
Newco	Preamble
Original Shareholders’ Agreement	Preamble
Other Requesting Shareholders	4.01(a)
Other Shareholders	Preamble
Piggyback Registration	4.02(a)
Records	Annex A
Registering Shareholders	4.01(a)
Requesting Shareholder	4.01(a)
Rights Termination Date	6.03(c)
Shelf Participant	4.01(c)
Shelf Registration	4.01(c)
Takedown Demand	4.01(e)
Takedown Offering	4.01(e)

SECTION 1.02. Other Definitional and Interpretative Provisions. The words “hereof’, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Annexes, Exhibits and Schedules are to Articles, Sections, Annexes, Exhibits and Schedules of this Agreement unless otherwise specified. All Annexes, Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Annex, Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any agreement or contract listed on any schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE 2

CORPORATE GOVERNANCE

SECTION 2.01. Board Nominee. (a) The Corsair Funds shall be entitled to recommend to the Nominating and Corporate Governance Committees of the Boards of the Holding Company and the Bank one nominee (the “Corsair Nominee”) for election to the Boards of the Holding Company and the Bank, subject to any required regulatory and stockholder approvals. To the extent that they are members of the Nominating and Corporate Governance Committees of the Boards of the Holding Company and the Bank, the Other Shareholders agree to consider in good faith such recommendation and not to unreasonably withhold their approval or recommendation to the Boards of the Corsair Nominee.

(b) Each Shareholder agrees that, if at any time it is then entitled to vote for the election of directors to the Board of the Holding Company and the Bank, it shall vote its Shares or execute proxies or written consents, as the case may be, and take all other necessary action (including causing the Holding Company to call a special meeting of shareholders) to elect to the Boards of the Holding Company and the Bank any Corsair Nominee recommended by the Nominating and Corporate Governance Committees and approved by the Boards of the Holding Company and the Bank and all applicable regulatory authorities.

(c) The rights of the Corsair Funds pursuant to this Section 2.01 shall terminate upon the occurrence of an Exit Event.

SECTION 2.02. Vacancy. If, as a result of death, disability, retirement, resignation, removal or otherwise, there shall no longer be a Corsair Nominee on the Boards of the Holding Company or the Bank, subject to the provisions of Section 2.01, the Corsair Funds may recommend another individual to fill such vacancy and serve as a director on the Boards of the Holding Company and/or the Bank.

SECTION 2.03. Meetings. The Boards of the Holding Company and the Bank shall hold a regularly scheduled meeting at least once every calendar quarter. The Holding Company or the Bank, as applicable, shall pay all reasonable out-of-pocket expenses incurred by each director in connection with attending regular and special meetings of the Boards of the Holding Company or the Bank and any committees thereof, and any such meetings of the board of directors of any Subsidiary of the Holding Company or the Bank and any committee thereof.

SECTION 2.04. Initial Public Offering. If the Holding Company has not completed a Public Offering of the Common Shares prior to the commencement of the seventh fiscal year of the Bank, the Corsair Funds shall have the right, pursuant to Section 4.01, to cause the Holding Company to complete an initial Public Offering of the Common Shares; provided that this right shall not be interpreted to negate in any way the Board members’ fiduciary duty to the Holding Company and the Shareholders.

ARTICLE 3

[RESERVED]

ARTICLE 4

REGISTRATION RIGHTS

SECTION 4.01. Registration Rights. (a) If at any time following the commencement of the Bank’s seventh fiscal year the Holding Company shall receive a request from (i) Shareholders (other than the Corsair Funds) holding, individually or in the aggregate, at least 500,000 then outstanding Shares that constitute Registrable Securities (the “Other Requesting Shareholders”), or (ii) the Corsair Funds (referred to herein, together with the Other Requesting Shareholders, as the “Requesting Shareholders”) that the Holding Company effect the registration under the Securities Act of all or at least 500,000 Shares of such Requesting Shareholder’s Registrable Securities, and specifying the intended method of disposition thereof, then the Holding Company shall within ten days after the date of such request give notice of such requested registration (each such request shall be referred to herein as a “Demand Registration”) relating to such Demand Registration to the other Shareholders and thereupon shall use its best efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

(i) subject to the restrictions set forth in Sections 4.01(h) and 4.02, all Registrable Securities for which the Requesting Shareholders have requested registration under this Section 4.01, and

(ii) subject to the restrictions set forth in Sections 4.01(h) and 4.02, all other Registrable Securities of the same class as those requested to be registered by the Requesting Shareholders that any other Shareholders (all such Shareholders, together with the Requesting Shareholders, the “Registering Shareholders”) have requested the Holding Company to register by request received by the Holding Company within 20 days after such Shareholders receive the Holding Company’s notice of the Demand Registration, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that, subject to Section 4.01(g), the Holding Company shall not be obligated to effect more than one Demand Registration for the Corsair Funds and one Demand Registration for the Other Requesting Shareholders, other than Demand Registrations to be effected pursuant to a Registration Statement on Form S-3 (or any successor thereto) (“Form S-3”), for which (i) three Demand Registrations by the Corsair Funds shall be permitted, and (ii) two Demand Registrations by Other Requesting Shareholders shall be permitted, in each case subject to Section 4.01(c).

(b) Promptly after the expiration of the 20-day period referred to in Section 4.01(a)(ii), the Holding Company will notify all Registering Shareholders of the identities of the other Registering Shareholders and the number of shares of Registrable Securities requested to be included therein. At any time prior to the effective date of the registration statement relating to such registration, the Requesting Shareholders may revoke such request, without liability to any of the other Registering Shareholders, by providing a notice to the Holding Company revoking such request. A request, so revoked, shall be considered to be a Demand Registration unless (i) such revocation arose out of the fault of the Holding Company (in which case the Holding Company shall be obligated to pay all Registration Expenses in connection with such revoked request), or (ii) the Requesting Shareholders reimburse the Holding Company for all Registration Expenses of such revoked request, which, in the case of the Other Requesting Shareholders, shall be on a pro rata basis in proportion to the Registrable Securities proposed to be registered by each in the request for Demand Registration provided under Section 4.01(a) hereof.

(c) At any time and from time to time when the Holding Company is eligible to utilize Form S-3 to sell shares in a secondary offering on a delayed or continuous basis in accordance with Rule 415 (a “Shelf Registration”), any demand made pursuant to Section 4.01(a) may, at the option of the Requesting Shareholders, be a demand for a Shelf Registration. In addition, notwithstanding the exhaustion of the number of the Demand Registrations provided in Section 4.01(a), (A) the Corsair Funds shall be entitled to request one Shelf Registration in respect of any Registrable Securities they may then hold, and (B) Other Requesting Shareholders shall be entitled to request one Shelf Registration in respect of any Registrable Securities they may then hold; provided that, with respect to the Corsair Funds, such request shall be in respect of all remaining Registrable Securities so held by the Corsair Funds; provided further that, if, at the time of such request, the Holding Company is a WKSI, (x) if the Holding Company so elects, such Shelf Registration may also cover an unspecified number of shares to be sold by the Holding Company, and (y) if the Registering Shareholders so elect, such Shelf Registration may cover an unspecified number of shares to be sold by the holders of Registrable Securities. For the avoidance of doubt, the rights of Shareholders to receive notice of any Demand Registration and to include Registrable Securities in any such Demand Registration pursuant to Section 4.01(a) hereof shall apply in connection with any such Shelf Registration (and any such Shareholder that elects to participate, shall be referred to herein as a “Shelf Participant”). The Holding Company may suspend the use of any effective Shelf Registration by written notice to the holders of Registrable Securities listed as potential selling shareholders therein under the circumstances, for the period and subject to the limitations set forth in Section 4.01(i).

(d) Notwithstanding anything herein to the contrary, if at any time the Holding Company has registered all of the Registrable Securities of a Shareholder on Form S-3 in a Shelf Registration (which such Shareholder shall be considered to be “Shelf Participants” for purposes of Section 4.01(e) only) and such Form S-3 remains effective, any right of such Shareholder described herein to a Demand Registration, including without limitation those rights described in Section 4.01(a), (b) and (c), shall be suspended and unavailable to such Shareholder until such time as such Form S-3 is no longer effective or such Registrable Securities are no longer registered thereunder; provided that during any period in which the rights of a Shareholder to a Demand Registration are suspended pursuant to this Section 4.01(d), such Shareholder shall retain any rights to a Takedown Demand (as defined herein below) described in Section 4.01(e).

(e) At any time when a Form S-3 for a Shelf Registration is effective and its use has not been suspended by the Holding Company pursuant to Section 4.01(i), upon the demand (a “Takedown Demand”) by the Shelf Participants (collectively, the “Initiating Shareholders”), the Holding Company will facilitate in the manner described in this Agreement a “takedown” of shares off of such Shelf Registration (a “Takedown Offering”); provided that (i) the Corsair Funds shall have the right to make no more than three Takedown Demands in total, and (ii) Other Requesting Shareholders shall have the right to make no more than two Takedown Demands in total; provided further that (i) the Holding Company shall not be obligated to effect any marketed underwritten Public Offering unless the shares requested to be sold in such offering have an aggregate market value (based on the most recent closing price of the Common Shares at the time of the demand) of at least $5,000,000, and (ii) the Holding Company will provide (x) in connection with any overnight underwritten Takedown Offering at least two Business Days’ notice to any Shareholder (other than the Initiating Shareholders) that is a Shelf Participant, and (y) in connection with any marketed underwritten Takedown Offering, at least five Business Days’ notice to any Shareholder (other than the Initiating Shareholders) that is a Shelf Participant entitled to participate therein. If any Shelf Participants entitled to receive a notice pursuant to clause (ii) of the preceding proviso request inclusion of their Registrable Securities (by notice to the Holding Company, which notice must be received by the Holding Company no later than (A) in the case of an overnight underwritten Takedown Offering, the

Business Day following the date notice is given to such participant or (B) in the case of a marketed underwritten Takedown Offering, three calendar days following the date notice is given to such participant) the Holding Company shall include such shares in the underwritten Takedown Offering so long as such participants agree to be bound by the applicable provisions hereof; and subject to Section 4.01(h) hereto. Any Shelf Participant who has requested inclusion in such underwritten Takedown Offering as provided above (including the Initiating Shareholders) may elect to withdraw therefrom at any time prior to the consummation of the takedown by written notice to the Holding Company, the managing underwriter and the Shareholders; provided that, if the underwriters’ counsel reasonably determines that such withdrawal would require a recirculation of the prospectus, then no Shareholder shall have the right to withdraw unless the Initiating Shareholder has elected to withdraw.

(f) The Holding Company shall be liable for and pay all Registration Expenses in connection with any Demand Registration, regardless of whether such Registration is effected, except as set forth in Section 4.01(b).

(g) A Demand Registration, Shelf Registration or Takedown Demand shall not be deemed to have occurred:

(i) unless the registration statement relating thereto (A) has become effective under the Securities Act and (B) has remained effective for a period of at least 180 days (or such shorter period in which all Registrable Securities of the Registering Shareholders included in such registration have actually been sold thereunder), provided that such registration statement shall not be considered a Demand Registration if, after such registration statement becomes effective, (1) such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court and (2) less than 75% of the Registrable Securities included in such registration statement have been sold thereunder; or

(ii) if the Maximum Offering Size is reduced in accordance with Section 4.01(h) such that less than 66 2⁄3% of the Registrable Securities of the Requesting Shareholders sought to be included in such registration are included.

(h) If a Demand Registration, Shelf Registration or Takedown Demand involves an underwritten Public Offering and the managing underwriter advises the Holding Company and the Requesting Shareholders that, in its view, the number of shares of Registrable Securities requested to be included in such registration (including any securities that the Holding Company proposes to be included that are not Registrable Securities) exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the “Maximum Offering Size”), the Holding Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

(i) first, all Registrable Securities requested to be registered by the Corsair Investors (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such entities on the basis of the relative number of Registrable Securities so requested to be included in such registration by each),

(ii) second, all Registrable Securities requested to be included in such registration by any other Registering Shareholder (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such other Shareholders on the basis of the relative number of Registrable Securities so requested to be included in such registration by each such Shareholder), and

(iii) third, any securities proposed to be registered by the Holding Company or any securities proposed to be registered for the account of any other Persons (including the Holding Company), with such priorities among them as the Holding Company shall determine.

(i) Upon notice to each Requesting Shareholder, the Holding Company may postpone effecting a registration pursuant to this Section 4.01 on one occasion during any period of six consecutive months for a reasonable time specified in the notice but not exceeding 90 days (which period may not be extended or renewed), if (i) the Holding Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Holding Company reasonably believes would not be in the best interests of the Holding Company or (ii) the Board determines in good faith that the effecting of a registration pursuant to this Section 4.01 would be a breach of its fiduciary duties.

SECTION 4.02. Piggyback Registration. (a) If the Holding Company proposes to register any Holding Company Securities under the Securities Act (other than a registration on Form S-8 or S-4, or any successor forms, relating to Common Shares issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Holding Company or in connection with a direct or indirect acquisition by the Holding Company of another Person), whether or not for sale for its own account, the Holding Company shall each such time give prompt notice at least 45 Business Days prior to the anticipated filing date of the registration statement relating to such registration to each Shareholder, which notice shall set forth such Shareholder’s rights under this Section 4.02 and shall offer such Shareholder the opportunity to include in such registration statement the number of Registrable Securities of the same class or series as those proposed to be registered as each such Shareholder may request (a “Piggyback Registration”), subject to the provisions of Section 4.01(b). Upon the request of any such Shareholder made within 30 Business Days (or such other time period provided by such notice) after the receipt of notice from the Holding Company (which request shall specify the number of Registrable Securities intended to be registered by such Shareholder), the Holding Company shall use its best efforts to effect the registration under the Securities Act of all Registrable Securities that the Holding Company has been so requested to register by all such Shareholders, to the extent requisite to permit the disposition of the Registrable Securities so to be registered, provided that (a) if such registration involves an underwritten Public Offering, all such Shareholders requesting to be included in the Holding Company’s registration must sell their Registrable Securities to the underwriters selected as provided in Annex A on the same terms and conditions as apply to the Holding Company or the Requesting Shareholders, as applicable, and (b) if, at any time after giving notice of its intention to register any Holding Company Securities pursuant to this Section 4.02(a) and prior to the effective date of the registration statement filed in connection with such registration, the Holding Company shall determine for any reason not to register such securities, the Holding Company shall give notice to all such Shareholders and, thereupon, shall be relieved of its obligation to register any

Registrable Securities in connection with such registration. No registration effected under this Section 4.02 shall relieve the Holding Company of its obligations to effect a Demand Registration to the extent required by Section 4.01. The Holding Company shall pay all Registration Expenses in connection with each Piggyback Registration.

(b) If a Piggyback Registration involves an underwritten Public Offering (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 4.01(h) shall apply) and the managing underwriter advises the Holding Company that, in its view, the number of Shares that the Holding Company and such Shareholders intend to include in such registration exceeds the Maximum Offering Size, the Holding Company shall include in such registration, in the following priority, up to the Maximum Offering Size:

(i) first, so much of the Holding Company Securities proposed to be registered for the account of the Holding Company as would not cause the offering to exceed the Maximum Offering Size,

(ii) second, all Registrable Securities requested to be included in such registration by any Shareholders pursuant to Section 4.02 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Shareholders on the basis of the relative number of shares of Registrable Securities so requested to be included in such registration by each), and

(iii) third, any securities proposed to be registered for the account of any other Persons with such priorities among them as the Holding Company shall determine.

SECTION 4.03. Lock-up Agreements. Each Shareholder hereby agrees that, it shall, if requested by the Holding Company and the managing underwriter of the initial Public Offering, and subject to customary exceptions, sign a lock-up agreement relating to limitations on the sale, transfer or other disposition (in the case of the Corsair Investors, other than to Corsair Investor Transferees that agree to be similarly bound) any Holding Company Securities or other security of the Holding Company held by it, except any such securities included in such registration. The Corsair Investors shall not be bound by this Section 4.03 unless each executive officer, director and 5% holder of Holding Company Securities or other securities of the Holding Company shall have complied with this Section 4.03.

SECTION 4.04. Registration Procedures And Related Matters. The registration procedures, indemnification provisions and other matters set forth in Annex A attached hereto shall apply in connection with any request pursuant to Section 4.01 or 4.02 to register Registrable Securities.

SECTION 4.05. Other Indemnification. Indemnification similar to that specified in Annex A (with appropriate modifications) shall be given by each of the Bank and the Holding Company (on a joint and several basis) and each participating Shareholder with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

SECTION 4.06. Cooperation By the Holding Company. If any Shareholder shall transfer any Registrable Securities pursuant to Rule 144, the Holding Company shall cooperate, to the extent commercially reasonable, with such Shareholder and shall provide to such Shareholder such information as such Shareholder shall reasonably request.

SECTION 4.07. No Transfer Of Registration Rights. None of the rights of Shareholders pursuant to Article 4 shall be assignable by any Shareholder to any Person acquiring Securities in any Public Offering or pursuant to Rule 144.

ARTICLE 5

CERTAIN COVENANTS AND AGREEMENTS

SECTION 5.01. Reports. The Bank and the Holding Company agree to furnish to the Corsair Investors, for so long as they own any Holding Company Securities:

(a) as soon as practicable and, in any event, within 45 days after the end of each of the first three fiscal quarters, the unaudited consolidated balance sheet of the Holding Company, the Bank and their Subsidiaries as at the end of such quarter and the related unaudited statements of operations and cash flow for such quarter and for the portion of the fiscal year then ended, in each case prepared in accordance with GAAP,

(b) as soon as practicable and, in any event, within 90 days after the end of each fiscal year, (i) the audited consolidated balance sheet of the Holding Company, the Bank and their Subsidiaries as at the end of such fiscal year and the related audited statements of operations and cash flow for such fiscal year, and for the portion of the fiscal year then ended, in each case prepared in accordance with GAAP and certified by a firm of independent public accountants of nationally recognized standing, together with a comparison of the figures in such financial statements with the figures for the previous fiscal year and the figures in the Bank’s and the Holding Company’s annual operating budget, and (ii) any management letters or other correspondence from such accountants,

(c) as soon as practicable and, in any event, no later than 30 days prior to the beginning of each fiscal year, the Bank’s and the Holding Company’s annual operating budget for the coming fiscal year and, promptly following any modifications or amendments to the Bank’s and the Holding Company’s annual operating budget, a copy of the annual operating budgets as modified or amended, and

(d) as promptly as reasonably practicable, such other information with respect to the Bank, the Holding Company or any of their Subsidiaries as may reasonably be requested by such Shareholder.

SECTION 5.02. Limitations on Subsequent Registration Rights. The Holding Company agrees that it shall not enter into any agreement with any holder or prospective holder of any securities of the Holding Company (a) that would allow such holder or prospective holder to include such securities in any Demand Registration or Piggyback Registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that their inclusion would not reduce the amount of the Registrable Securities of the Corsair Investors included therein or (b) on terms otherwise more favorable to such holder than this Agreement. The Holding Company also represents and warrants to each Shareholder that it has not previously entered into any agreement with respect to any of its securities granting any registration rights to any Person.

SECTION 5.03. Joinder to Shareholder Agreement. Prior to the Public Offering of Common Shares, each Other Shareholder agrees that it shall not transfer any Common Shares except where the transferee shall have agreed in writing to be bound by the terms of this Agreement in the form of Annex B attached hereto.

ARTICLE 6

MISCELLANEOUS

SECTION 6.01. Binding Effect; Assignability; Benefit. (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Any Shareholder that ceases to own beneficially any Holding Company Securities shall cease to be bound by the terms hereof (other than the provisions of Annex A applicable to such Shareholder with respect to any offering of Registrable Securities completed before the date such Shareholder ceased to own any Holding Company Securities and (b) Sections 4.02, 4.05, 4.06 and 4.07).

(a) Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Holding Company Securities or otherwise, except that the Corsair Investors may assign their rights hereunder (other than their rights under Section 2.01, Section 2.02 and Section 4.07) to any Person acquiring Holding Company Securities from the Corsair Investors and who (unless already bound hereby) executes and delivers to the Holding Company and the Bank an agreement to be bound by this Agreement in the form of Annex B attached hereto.

(b) Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

SECTION 6.02. Notices. All notices, requests and other communications to any party shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, if to the Bank, the Holding Company or the Other Shareholders to:

CapStar Bank

201 4th Avenue North, Suite 950

Nashville, TN 37219

Attention: Claire W. Tucker

Fax: (615) 732-6403

with a copy to:

Waller Lansden Dortch & Davis, LLP

511 Union Street, Suite 2700

Nashville, TN 37219

Attention: J. Chase Cole

Fax: (615) 244-6804

if to the Corsair Investors, to:

Corsair Investments LLC

717 5th Avenue

24th Floor

New York, NY 10022

Attention: Chief Financial Officer and General Counsel

Fax: 212-224-9436

with a copy to:

Davis Polk & Wardwell

450 Lexington Avenue

New York, New York 10017

Attention: John Amorosi

Fax: (212) 450-3800

All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified or registered mail, return receipt requested, posted within one Business Day, or by personal delivery, whether courier or otherwise, made within two Business Days after the date of such facsimile transmissions.

Any Person that becomes a Shareholder subject to this Agreement shall provide its address and fax number to the Holding Company, which shall promptly provide such information to each of the other parties hereto.

SECTION 6.03. Waiver; Amendment; Termination . (a) No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by the Bank and the Holding Company with approval of the Board and Shareholders holding at least 75% of the outstanding Common Shares held by the parties hereto at the time of such proposed amendment or modification.

(b) In addition, any amendment or modification of any provision of this Agreement that would adversely affect the Corsair Investors may be effected only with the consent of such Corsair Investors.

(c) This Agreement shall terminate on June 30, 2018 unless earlier terminated, provided that (i) with respect to each holder of Registrable Securities, the registration rights set forth in this Agreement will terminate at such time as such Shareholder and its successors (and its affiliates, partners and former partners) no longer hold any Registrable Securities (the “Rights Termination Date”); provided further that upon exercise by the Holding Company of any postponement right hereunder, the period during which any holder of Registrable Securities may exercise any rights provided for in this Agreement shall be extended for a period equal to the period of such postponement by the Holding Company, and (ii) the rights and obligations of the parties in respect of indemnication hereunder shall survive termination of this Agreement and any rights hereunder.

SECTION 6.04. Fees and Expenses. The Bank and the Holding Company shall pay all out-of-pocket costs and expenses of the Other Shareholders, including the reasonable fees and expenses of counsel, incurred in connection with the preparation of this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby and all matters related hereto.

SECTION 6.05. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Tennessee, without regard to the conflicts of laws rules of such state.

SECTION 6.06. Jurisdiction. The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Middle District of Tennessee or the courts of Davidson County, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any case of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Tennessee, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.02 shall be deemed effective service of process on such party.

SECTION 6.07. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 6.08. Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

SECTION 6.09. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

SECTION 6.10. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersede all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof and thereof.

SECTION 6.11. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CAPSTAR BANK

By:	/s/ Robert B. Anderson
Name: Robert B. Anderson
Title: Chief Financial Officer and Chief Administrative Officer

CAPSTAR FINANCIAL HOLDINGS, INC.

By:	/s/ Claire W. Tucker
Name: Claire W. Tucker
Title: President and Chief
Executive Officer

CORSAIR III FINANCIAL SERVICES CAPITAL PARTNERS, L.P.

By:	Corsair III Management L.P., its
General Partner

By:	Corsair Capital LLC, its General
Partner

By:	/s/ Ignacio Jayanti
Name: Ignacio Jayanti
Title: Managing Partner

[Signature Page to Second Amended and Restated Shareholders’ Agreement]

CORSAIR III FINANCIAL SERVICES OFFSHORE 892 PARTNERS, L.P.

By:	Corsair III Management L.P., its
General Partner

By:	Corsair Capital LLC, its General
Partner

By:	/s/ Ignacio Jayanti
Name: Ignacio Jayanti
Title: Managing Partner

NORTH DAKOTA INVESTORS, LLC

By:	North Dakota State Investment
Board, its Managing Member

By:	/s/ David Hunter
Name: David Hunter
Title: Executive Director/Chief Investment Officer North Dakota Retirement and Investment Office

[Signature Page to Second Amended and Restated Shareholders’ Agreement]

/s/ Lester Earl Bentz
Name:	Lester Earl Bentz

/s/ Dennis C. Bottorff
Name:	Dennis C. Bottorff

GSD Family Investments, LLC

By:

/s/ Julie D. Frist
Name:	Julie D. Frist

/s/ James Stephen Turner, Jr.
Name:	James Stephen Turner, Jr.

/s/ Toby Stack Wilt
Name:	Toby Stack Wilt

/s/ Thomas Flynn
Name:	Thomas Flynn

[Signature Page to Second Amended and Restated Shareholders’ Agreement]

Schedule 1

Shareholder	Common Shares	Preferred Shares
Corsair III Financial Services Capital Partners, L.P.	571,840	836,839
Corsair III Financial Services Offshore 892 Partners, L.P.	28,160	41,209
North Dakota Investors, LLC	250,000	731,707
Lester Earl Bentz	205,414	—
Dennis C. Bottorff	203,944	—
GSD Family Investments, LLC	643,500	—
Julie D. Frist	223,405	—
James Stephen Turner, Jr.	257,163	—
Toby Stack Wilt	331,745	—
Thomas Flynn	106,114	—

ANNEX A

REGISTRATION PROCEDURES AND RELATED MATTERS

1. Registration Procedures. Whenever Shareholders request that any Registrable Securities be registered pursuant to Sections 4.01 or 4.02, subject to the provisions of such Sections, the Holding Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and, in connection with any such request:

(a) The Holding Company shall as expeditiously as possible prepare and file with the SEC a registration statement on any form for which the Holding Company then qualifies or that counsel for the Holding Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 days, or in the case of a shelf registration statement, one year (or such shorter period in which all of the Registrable Securities of the Shareholders included in such registration statement shall have actually been sold thereunder).

(b) Prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Holding Company shall, if requested, furnish to each participating Shareholder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Holding Company shall furnish to such Shareholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424, Rule 430A, Rule 430B or Rule 430C under the Securities Act and such other documents as such Shareholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Shareholder. Each Shareholder shall have the right to request that the Holding Company modify any information contained in such registration statement, amendment and supplement thereto pertaining to such Shareholder and the Holding Company shall use its best efforts to comply with such request, provided that the Holding Company shall not have any obligation so to modify any information if the Holding Company reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) After the filing of the registration statement, the Holding Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Shareholders thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each Shareholder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(d) The Holding Company shall use its best efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Registering Shareholder holding such Registrable Securities reasonably (in light of such Shareholder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Bank and the Holding Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Shareholder to consummate the disposition of the Registrable Securities owned by such Shareholder, provided that the Holding Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(e) The Holding Company shall immediately notify each Shareholder holding such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Shareholder and file with the SEC any such supplement or amendment.

(f) (i) The Corsair Investors shall have the right to select an underwriter or underwriters in connection with any Public Offering resulting from the exercise by the Corsair Investors of a Demand Registration, which underwriter or underwriters may not include any Affiliate of any Corsair Investor, and (ii) the Holding Company shall select an underwriter or underwriters in connection with any other Public Offering. In connection with any Public Offering, the Holding Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such all other actions as are required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with FINRA

(g) Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Holding Company, the Holding Company shall, except as prohibited by applicable law, make available for inspection by any Shareholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Holding Company pursuant hereto and any attorney, accountant or other professional retained by any such Shareholder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Bank and the Holding Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the Bank’s and the Holding Company’s

2

officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records that the Bank or the Holding Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Shareholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Holding Company Securities unless and until such information is made generally available to the public. Each Shareholder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Bank and the Holding Company and allow the Bank and the Holding Company, at their expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(h) The Holding Company shall furnish to each Registering Shareholder and to each such underwriter, if any, a signed counterpart, addressed to such Shareholder or underwriter, of (i) an opinion or opinions of counsel to the Holding Company and (ii) a comfort letter or comfort letters from the Holding Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as a majority of such Shareholders or the managing underwriter therefor requests.

(i) The Holding Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document that shall satisfy the requirements of Rule 158 under the Securities Act.

(j) The Holding Company may require each Shareholder promptly to furnish in writing to the Holding Company such information regarding the distribution of the Registrable Securities as the Holding Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

(k) Each Shareholder agrees that, upon receipt of any notice from the Holding Company of the happening of any event of the kind described in paragraph (e) above, such Shareholder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (e) above, and, if so directed by the Holding Company, such Shareholder shall deliver to the Holding Company all copies, other than any permanent file copies then in such Shareholder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Holding Company shall give such notice, the Holding Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in paragraph (a) above) by the number of days during the period from and including the date of the giving of notice pursuant to paragraph (e) above to the date when the Holding Company shall make available to such Shareholder a prospectus supplemented or amended to conform with the requirements of paragraph (e) above.

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(l) The Holding Company shall use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded.

(m) The Holding Company shall have appropriate officers of the Holding Company (i) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, (ii) take other actions to obtain ratings for any Registrable Securities and (iii) otherwise use their best efforts to cooperate as requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

2. Indemnification by the Bank and the Holding Company. Each of the Bank and the Holding Company agrees to indemnify and hold harmless (on a joint and several basis) each Shareholder beneficially owning any Registrable Securities covered by a registration statement, its officers, directors, employees, partners and agents, and each Person, if any, who controls such Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”) caused by or relating to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Holding Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Holding Company by such Shareholder or on such Shareholder’s behalf expressly for use therein. The Holding Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Shareholders provided in this paragraph 2.

3. Indemnification by Participating Shareholders. Each Shareholder holding Registrable Securities included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Holding Company, its officers, directors and agents and each Person, if any, who controls the Holding Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Holding Company to such Shareholder, but only with respect to information furnished in writing by such Shareholder or on such Shareholder’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each such Shareholder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Holding Company provided in this paragraph 3. As a condition to including Registrable Securities in any registration statement filed in accordance herewith, the Holding Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent

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customarily provided by underwriters with respect to similar securities. No Shareholder shall be liable under this paragraph 3 for any Damages in excess of the net proceeds realized by such Shareholder in the sale of Registrable Securities of such Shareholder to which such Damages relate.

4. Conduct of Indemnification Proceedings. If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant hereto, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses, provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

5. Contribution. If the indemnification provided for herein is unavailable to the Indemnified Parties in respect of any Damages, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) as between the Bank, the Holding Company and the Shareholders holding Registrable Securities covered by a registration statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Bank, the Holding Company and such Shareholders on the one hand and the underwriters on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Bank, the Holding Company and such Shareholders on the one hand and of such underwriters on the other in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable

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considerations and (ii) as between the Bank and the Holding Company on the one hand and each such Shareholder on the other, in such proportion as is appropriate to reflect the relative fault of the Bank, the Holding Company and of each such Shareholder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Bank, the Holding Company and such Shareholders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Bank, the Holding Company and such Shareholders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Bank, the Holding Company and such Shareholders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Bank, the Holding Company and such Shareholders or by such underwriters. The relative fault of Bank and the Holding Company on the one hand and of each such Shareholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Bank, the Holding Company and the Shareholders agree that it would not be just and equitable if contribution pursuant to this paragraph 5 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph 5, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any Damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Shareholder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Shareholder were offered to the public (less underwriters’ discounts and commissions) exceeds the amount of any Damages that such Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Shareholder’s obligation to contribute pursuant to this paragraph 5 is several in the proportion that the proceeds of the offering received by such Shareholder bears to the total proceeds of the offering received by all such Shareholders and not joint.

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6. Participation in Public Offering. No Shareholder may participate in any Public Offering hereunder unless such Shareholder (a) agrees to sell such Shareholder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

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ANNEX B

JOINDER TO SHAREHOLDERS’ AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Second Amended and Restated Shareholders’ Agreement dated as of August 22, 2016 (the “Shareholders’ Agreement”), among CapStar Bank, CapStar Financial Holdings, Inc., Corsair III Financial Services Capital Partners, L.P., Corsair III Financial Services Offshore 892 Partners, L.P., North Dakota Investors, LLC, and certain other persons listed on the signature pages thereof, as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Shareholders’ Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Shareholders’ Agreement as of the date hereof and shall have all of the rights and obligations of a “Shareholder” thereunder as if it had executed the Shareholders’ Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Shareholders’ Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:             ,

[NAME OF JOINING PARTY]

By:
Name:
Title:

Address for Notices: